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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Forte Software, Inc. 1996 and 1997 Stock Option Plans, of our reports dated July 21, 1999, with respect to the consolidated financial statements of Sun Microsystems, Inc., incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1999 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                            ERNST & YOUNG LLP


                                            /s/ ERNST & YOUNG LLP

October 19, 1999
Palo Alto, California